UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 16, 2017

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Number)
incorporation)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	At the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Codorus Valley Bancorp, Inc. (the “Corporation”) held on May 16, 2017, the Corporation’s stockholders approved the 2017 Codorus Valley Bancorp, Inc. Long Term Incentive Plan (the “2017 Plan”), which previously had been approved by the Corporation’s Board of Directors (the “Board”) subject to stockholder approval. The following paragraphs provide a summary of certain terms of the 2017 Plan.

The purposes of the 2017 Plan are to advance the long-term success of the Corporation and to increase shareholder value by providing the incentive of long-term stock-based awards and cash awards to officers, non-employee directors and key employees.

Subject to the terms and conditions of the 2017 Plan, the number of shares of common stock of the Corporation authorized for awards under the 2017 Plan is 360,000. The Compensation Committee of the Corporation’s Board of Directors, in its sole discretion, determines the awards and their terms and conditions; provided, however, that a member of the committee may not vote on any awards to himself or herself. Under the 2017 Plan, such awards may consist of: (i) non-qualified stock options; (ii) incentive stock options (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights (“SARs”); (iv) performance restricted shares; (v) restricted stock awards; (vi) restricted stock units; (vii) stock awards; and (viii) cash incentive awards.

The foregoing description of the 2017 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2017 Plan, which is attached as Appendix A to the Corporation’s definitive proxy statement, dated April 7, 2017 and filed with the Securities and Exchange Commission on April 7, 2017.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 16, 2017, the Corporation held its 2017 Annual Meeting. Notice of the meeting was mailed to shareholders of record on or about April 7, 2017, together with proxy solicitation materials prepared in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. As of the record date there were a total of 8,431,256 shares of common stock outstanding and entitled to vote at the Annual Meeting, and 7,011,613 shares were represented at the Annual Meeting, in person or by proxy. The following proposals were voted on at the Annual Meeting.

2

Proposal 1 – Election of three Class C directors, each to serve for a term of three years.

There was no solicitation in opposition to the nominees of the Board of Directors for election to the Board and all such nominees were elected. The number of votes cast for or withheld, as well as the number of abstentions and broker non-votes, for each of the nominees for election to the Board of Directors, was as follows:

Director	Votes For	Votes Withheld	Broker Non-Vote
D. Reed Anderson, Esq.	6,070,989	254,202	686,422
MacGregor S. Jones	6,024,680	300,511	686,422
Larry J. Miller	6,178,945	146,246	686,422

Proposal 2 – Approve an advisory, non-binding resolution regarding executive compensation.

The proposal to approve the compensation of the Corporation’s named executive officers was approved by the required affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy. The number of votes cast for and against, as well as the number of abstentions and broker non-votes on this proposal, was as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
6,060,149	225,086	39,956	686,422

Proposal 3 – Approve the 2017 Codorus Valley Bancorp, Inc. Long Term Incentive Plan

The proposal to approve the 2017 Codorus Valley Bancorp, Inc. Long Term Incentive Plan was approved by the required affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy. The number of votes cast for and against this proposal, as well as the number of abstentions and broker non-votes on this proposal, was as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
6,114,396	179,304	31,491	686,422

Proposal 4 – Ratify the appointment of BDO USA, LLP as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017.

The proposal to ratify the appointment of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2017 was approved by the affirmative vote of a majority of the shares present at the meeting, in person or by proxy. The number of votes cast for and against, as well as the number of abstentions and broker non-votes on this proposal, was as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
6,913,376	55,533	42,704	---

3

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	2017 Codorus Valley Bancorp, Inc. Long Term Incentive Plan (Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-15536) dated April 7, 2017, filed with the Commission on April 7, 2017).

4

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: May 17, 2017	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and Chief
Executive Officer
(Principal Executive Officer)

5